POWER OF ATTORNEY

       Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of                FEDERATED INCOME SECURITIES TRUST           and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission’s electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE
/s/ John F. Donahue	Chairman and Trustee	May 15, 2000
(Chief Executive Officer)
John F. Donahue

/s/ Glen R. Johnson	President	May 15, 2000

Glen R. Johnson

/s/ J. Christopher Donahue	Executive Vice President	May 15, 2000
and Trustee
J. Christopher Donahue

/s/ Richard J. Thomas	Treasurer	May 15, 2000
(Principal Financial and
Richard J. Thomas	Accounting Officer)

/s/ Thomas G. Bigley	Treasurer	May 15, 2000

Thomas G. Bigley

/s/ John T. Conroy, Jr	Trustee	May 15, 2000

John T. Conroy, Jr

/s/ Nicholas P. Constantakis	Trustee	May 15, 2000

Nicholas P. Constantakis

/s/ John F. Cunningham	Trustee	May 15, 2000

John F. Cunningham

/s/ Lawrence D. Ellis, M.D	Trustee	May 15, 2000

Lawrence D. Ellis, M.D

/s/ Peter F. Madden	Trustee	May 15, 2000

Peter F. Madden

/s/ Charles F. Mansfield, Jr	Trustee	May 15, 2000

Charles F. Mansfield, Jr

/s/ John F. Murray, Jr	Trustee	May 15, 2000

John F. Murray, Jr

/s/ Marjorie P. Smuts	Trustee	May 15, 2000

Marjorie P. Smuts

/s/ John S. Walsh	Trustee	May 15, 2000

John S. Walsh

Sworn to and subscribed before me this     15th    day of          May             , 2000

/s/ Janice L. Vandenberg

Notarial Seal Janice L. Vandenberg, Notary Public Pittsburgh, Allegheny County My Commission Expires July 4, 2002
 Member, Pennsylvania Association of Notaries